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                                                                     Exhibit 3.1


                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ALPHA G, INC.

                   _________________________________________

                       Under Section 402 of the Business
                    Corporation Law of the State of New York
                   __________________________________________


     The undersigned, being of the age of eighteen years or over, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York does hereby certify:



     1. The name of the corporation shall be Alpha G, Inc. (hereinafter sometimes called the "Corporation").

     2. The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

     It is hereby expressly provided that the foregoing shall not be held to limit or restrict in any manner the powers of this Corporation; and that this Corporation may do all and everything necessary, suitable and appropriate for the exercise of any of its general powers.

     3. The office of the Corporation in the State of New York shall be located in the County of Westchester.

     4. The aggregate number of shares of Common Stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock, each share having a par value of $.001 per share. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.




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     5.  The aggregate number of shares of Preferred Stock which the Corporation shall have authority to issue is 1,000 shares of Preferred Stock, each share having a par value of $.001 per share. The holders of the Preferred Stock shall have no preemptive rights to subscribe for any shares of any class of stock of the Corporation whether now or hereafter authorized.

     6. The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom any process may in any action or proceeding against it be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the Corporation which may be served upon it is: One Corporate Center, Rye, New York 10580; Attention: General Counsel.

     7. The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

          (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

          (2) The directors shall have concurrent power with the shareholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

          (3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.


          (4) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Business Corporation Law, this Certificate of Incorporation, and any By-Laws adopted by the shareholders; provided, however, that no By-Laws hereafter adopted by the shareholders shall invalidate any prior act


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     of the directors which would have been valid if such By-Laws had not been adopted.

          (5) Any member of the Board of Directors may be removed, with or without cause, at any time prior to the expiration of his term by a majority vote of the outstanding shares.


     8. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of
Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.

     IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury, this 22nd day of April, 1998.


                                                    /s/ Deborah M. Reusch
                                                  __________________________
                                                        Deborah M. Reusch
                                                        Sole Incorporator


                                                           Address

                                                      Skadden Arps, Slate,
                                                       Meagher & Flom LLP
                                                      One Rodney Square
                                                      Wilmington, DE  19801









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